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                                EXHIBIT 3(A)(ii)

Microfilm Number 9832-951      Filed with the Department of State on APR 23,1998
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Entity Number    931086
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                                              Secretary of the Commonwealth

               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 91)

In compliance with the requirements of 15 Pa.C.S. (S) 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is: BRYN MAWR BANK CORPORATION
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2.   The (a) address of this corporation's current registered office in this commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)  801 Lancaster Avenue, Bryn Mawr, PA    19010
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     Number and Street      city     State   Zip                         County

(b)  c/o: _____________________________________________________________________
          Name of Commercial Registered Office Provider                  County

  a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.   The statute by or under which it was incorporated is: BCL Approved May 5,
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1933, P.L.364
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4.   The date of its incorporation is: August 8,1986
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5.   (Check, and if appropriate complete, one of the following):

     X The amendment shall be effective upon filing these Articles of Amendment
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       in the Department of State.

     _ The amendment shall be effective on: _________ at ________
                                              Date         Hour

6.   (Check one of the following):

 _ The amendment was adopted by the shareholders (or members)pursuant to 15 Pa.C.S.(S) 1914(a)and(b).

 _   The amendment was adopted by the board of directors pursuant to 15 Pa.C.S.
     (S) 1914(c).

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7. (Check, and if appropriate complete, one of the following):

   X  The amendment adopted by the corporation, set forth in full, is as
   -
      follows:

       RESOLVED, That Article 5 of the Articles of Incorporation be amended to read as follows: "The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 25,000,000 shares of common stock for a value of $1.00 per share."

  __ The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereof.

8. (Check if the amendment restates the Articles):
  __ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

      IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 21ST day of April, 1998

                                              BRYN MAWR BANK CORPORATION
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                                              (Name of Corporation)

                                              BY: /s/ Robert L. Stevens
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                                                       (Signature)

                                             TITLE: Robert L.Stevens,President
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